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                                                               EXHIBIT 10(u)(12)

                          RELIANT ENERGY, INCORPORATED
                                 RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 1999)

                                Second Amendment

                  The Benefits Committee of Reliant Energy, Incorporated, having reserved the right under Section 15.1 of the Reliant Energy, Incorporated Retirement Plan, as amended and restated effective January 1, 1999 (the "Plan"), to amend the Plan, does hereby amend the Plan, as follows:

                  1. Effective as of January 1, 1999, the first sentence of Section 1.21 is hereby amended to read as follows:

                  "Any person employed by an Employer, and including (i) any individual on Disability Leave of Absence and (ii) any Leased Employee performing services for an Employer."

                  2. Effective as of January 1, 1999, the following new definition of "Hour of Service" is hereby added as Section 1.25 of the Plan, and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "1.25    Hour of Service: For purposes of Section 11.7:

                           (a) An Hour of Service shall be credited to an Employee for each hour for which an Employee is directly paid, or entitled to payment, by the Employer or an Affiliate for the performance of duties during the applicable computation period. Such hours shall be credited to the Employee for the computation period or periods in which the duties were performed.

                           (b) An Hour of Service shall be credited to an Employee for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or an Affiliate. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made. Hours of Service shall not be credited to an Employee under both paragraphs (a) and (b) of this Section.

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                           (c)      In addition to Hours of Service credited in
                  paragraphs (a) and (b) of this Section, an Hour of Service shall be credited to an Employee for each hour for which such Employee is directly or indirectly paid, or entitled to such payment by the Employer or an Affiliate for reasons (such as vacation or sickness) other than for the performance of duties during the applicable computation period. For purposes of this paragraph (c), irrespective of whether such hours have accrued in other computation periods, such hours shall be counted in the computation period in which either payment is actually made or amounts payable to the Employee come due. For purposes of this paragraph (c), Hours of Service shall be determined by dividing the payments received or due for reasons other than the performance of duties by the lesser of (i) the Employee's most recent hourly rate of compensation for the performance of duties or (ii) the Employee's average hourly rate of compensation for the performance of duties for the most recent computation period in which the Employee completed more than 500 Hours of Service.

                           (d) The number of Hours of Service to be credited to an Employee shall be determined in accordance with Department of Labor Regulation Sections 2530.200b-2(b) and (c) (Title 29 Code of Federal Regulations Part 2530). Hours of Service shall also include any hours required to be credited by federal law other than the ERISA or the Code, but only under the conditions and to the extent so required by such federal law.

                           (e) Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under Section 414(c)), of which the adopting Employer is a member."

                  3. Effective as of January 1, 1999, the following new definition of "Leased Employee" is hereby added as Section 1.28 (prior to the redesignation in Paragraph 2 herein) of the Plan, and all subsequent definitions shall be redesignated and all affected references are hereby amended accordingly:

                  "1.28    Leased Employee: Each person who is not an employee
         of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to a leasing agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or an Affiliate. The term 'Leased

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         Employee' shall also include any individual who is deemed to be an employee of the Employer under Section 414(o) of the Code. Notwithstanding the preceding sentences, if individuals described in the preceding sentences constitute less than 20% of the Employer's nonhighly compensated work force within the meaning of Section 414(n)(5)(C)(ii) of the Code, the Plan shall not treat an individual as a Leased Employee if the leasing organization covers the individual in a money purchase pension plan providing immediate participation, full and immediate vesting and a nonintegrated contribution formula equal to at least 10% of the individual's annual compensation as defined in
         Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the individual's gross income under Section 125, 402(a)(8), 402(h) or 403(b) of the Code. If any Leased Employee shall be treated as an Employee of the Employer, however, contributions or benefits provided by the leasing organization which are attributable to services of the Leased Employee performed for the Employer shall be treated as provided by the Employer."

                  4. Effective as of January 1, 1999, the first sentence of Section 5.1 of the Plan is hereby amended to read as follows:

                  "A Member shall be fully vested in his Pension upon completion of five years of Vesting Service, or, if earlier, upon the later of (a) the attainment of age 65 or (b) the fifth anniversary of the date he commenced participation in the Plan."

                  5. Effective as of May 26, 2000, the following new clause (4) is hereby added to Section 7.6(b) of the Plan:

                  "(iv)    Prior Plan Early Retirement Factors Effective on and
         after May 26, 2000 - Notwithstanding anything to the contrary in this
         Section 7.6, effective from and after May 26, 2000, with respect to the calculation of a Member's benefit under clause (1), (2) or (3) of this
         Section 7.6(b) that requires the application of the "Early Retirement Factors" set forth in Section 9.2(d) of the Prior Plan, the following factors shall be applied in lieu thereof:

Age                       Early Retirement Factor
---                       -----------------------
 55                                 79%
 56                                 84%
 57                                 89%
 58                                 93%
 59                                 97%
 60                                100%"

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                  6.       Effective as of January 1, 1999, Section 8.2 of the
Plan is hereby amended in its entirety to read as follows:

                  "8.2     Early Retirement: A Member who retires on or before
         his Early Retirement Date and has met the age and service requirements to receive a Grandfathered Benefit under the Prior Plan pursuant to
         Section 7.6 or an early retirement benefit under the NorAm Plan or the Minnegasco Plan, shall be eligible to receive a Pension commencing on his Annuity Starting Date."

                  7. Effective as of January 1, 2000, Section 9.2(c) of the Plan is hereby amended to read as follows:

                  "(c)     Notwithstanding any provision herein to the contrary,
         if the Actuarial Equivalent value of a Death Benefit payable on behalf of a Member does not exceed Five Thousand Dollars ($5,000), then such Death Benefit shall be paid to the Spouse or other Beneficiary, as applicable, in a cash lump sum as soon as administratively practicable after the Member's death."

                  8. Effective as of January 1, 1999, the following new sentence is hereby added immediately following the second sentence in Section 11.1(b) of the Plan:

         "If a Member's Required Beginning Date is later than the April 1 following the end of the calendar year in which such Member attains age 70 1/2, then such Member's Pension shall be actuarially adjusted to take into account the period after age 70 1/2 in which he is not receiving his Pension, in accordance with Code Section
         401(a)(9)(C)(iii) and applicable Internal Revenue Service guidance addressing the same."

                  9. Effective as of January 1, 2000, the phrase ", and did not exceed at the time of any previous distribution," in the first and second sentences in Section 11.6 of the Plan is hereby deleted.

                  10. Effective as of January 1, 1999, each use of the term "hours of Service" in Section 11.7(a) is hereby deleted and the term "Hours of Service" is hereby substituted therefor.

                  11. Effective as of January 1, 2000, the phrase ", and did not exceed at the time of a previous distribution," in Section 11.10 of the Plan is hereby deleted.

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                  12.      Effective as of January 1, 2000, the phrase ", and
did not exceed at the time of a previous distribution," in the second paragraph of Section 17.7 of the Plan is hereby deleted.

                  13. Effective as of January 1, 1995, Section 21.1(b) is hereby amended in its entirety to read as follows:

                  "(b)     Adjustment If Benefit Commences Before Social
         Security Retirement Age

                           If benefit distributions commence before a Member's Social Security Retirement Age, the actual retirement benefit shall not exceed the lesser of 100% of the Employee's Average Compensation or the $90,000 dollar limitation (as adjusted in accordance with Code Section 415(d) to reflect cost-of-adjustments) ("Dollar Limitation") adjusted as follows:

                  (i) For benefits commencing on or after age 62, but before Social Security Retirement Age, the Dollar Limitation is reduced by 5/9ths of 1% for each of the first 36 months and by 5/12ths of 1% for each of the additional months (up to 24 months) by which the benefit distributions commence before the month in which the Member attains Social Security Retirement Age; and

                  (ii) For benefits commencing before age 62, the Dollar Limitation is the Actuarial Equivalent of the Dollar Limitation beginning at age 62, as determined in clause (i) above, reduced for each month by which the benefit distributions commence before the month in which the Member attains age 62."

                  14. Effective as of January 1, 1995, Section 21.1(c) is hereby amended in its entirety to read as follows:

                  "(c)     Adjustment If Benefit Commences After Social Security
         Retirement Age

                           If Plan benefits commence after a Member's Social Security Retirement Age, the Dollar Limitation (as defined in subsection (b) above) shall be adjusted to the Actuarial Equivalent of the Dollar Limitation beginning at the Member's Social Security Retirement Age."

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                  15.      Effective as of January 1, 1999, the Plan is hereby
amended by adding new Appendix C, with such Appendix C attached hereto as
Exhibit 1 to this Second Amendment.

                  IN WITNESS WHEREOF, the Benefits Committee of Reliant Energy, Incorporated has caused these presents to be executed by its duly authorized Chairman in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 20th day of August, 2002, but effective as of the dates specified herein.

                                             BENEFITS COMMITTEE OF
                                             RELIANT ENERGY, INCORPORATED

                                             By /s/ DAVID MCCLANAHAN
                                                --------------------------------
                                                David McClanahan, Chairman
ATTEST:

/s/ LYNNE HARKEL-RUMFORD
---------------------------------
Lynne Harkel-Rumford, Secretary

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